UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): November 28, 2008
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
          On November 28, 2008, certain provisions regarding the conversion and redemption rights of the outstanding Series D-1 Cumulative Convertible Preferred Stock, $0.01 par value (the “Series D-1 Preferred Stock”), Series D-2 Cumulative Convertible Preferred Stock, $0.01 par value (the “Series D-2 Preferred Stock”) and Series D-3 Cumulative Convertible Preferred Stock, $0.01 par value (the “Series D-3 Preferred Stock,” which is referred to collectively with the Series D-1 Preferred Stock and the Series D-2 Preferred Stock as the “Series D Preferred Stock”) of ION Geophysical Corporation (the “Company”), were adjusted in accordance with the terms of the Series D Preferred Stock.
          Minimum Price Notice. On November 28, 2008, the Company delivered a notice (the “Minimum Price Notice”) to Fletcher International, Ltd. (“Fletcher”), as required under that certain Agreement dated as of February 15, 2005 by and between the Company and Fletcher, as amended by the First Amendment to Agreement dated as of May 6, 2005 (together referred to as the “Fletcher Agreement”). Fletcher currently holds all of the outstanding shares of the Company’s Series D Preferred Stock.
          The terms of the Series D Preferred Stock provide that the shares are convertible only into shares of common stock, $0.01 par value, of the Company. Under the terms of the Fletcher Agreement, all of the shares of Series D Preferred Stock were issued having initial conversion prices equal to 122% of the average market price of the Company’s common stock at the time that a particular series of Series D Preferred Stock was issued.
          The terms of the Series D Preferred Stock also provided that the shares could be redeemed for cash or in shares of common stock, calculated based upon the prevailing market price of the Company’s common stock at the time of redemption. Dividends on the shares of Series D Preferred Stock could be payable, at the Company’s election, in cash or in shares of the Company’s common stock.
          The Fletcher Agreement provides that if a 20-day volume-weighted average trading price per share of the Company’s common stock is less than $4.4517 (the “Minimum Price”), the Company will be required to deliver a Minimum Price Notice and elect to either (i) satisfy all future redemption obligations by distributing only cash, or a combination of cash and common stock, or (ii) reset the conversion prices of all of the outstanding shares of Series D Preferred Stock to the Minimum Price, in which event Fletcher would have no further rights to redeem its shares of Series D Preferred Stock. Additionally, the Fletcher Agreement requires that the Company, upon delivering the Minimum Price Notice, must pay all future dividends on shares of Series D Preferred Stock only in cash. To date, all dividends declared and paid on the Series D Preferred Stock by the Company have been declared and paid in cash.
          On November 28, 2008, the 20-day volume-weighted average trading price per share of the Company’s common stock on the New York Stock Exchange for the previous 20 trading days was calculated by the Company to be $4.3280, and the Company delivered the Minimum Price Notice to Fletcher and elected to reset the conversion prices for the Series D Preferred Stock to the Minimum Price and terminate Fletcher’s redemption rights. The adjusted conversion price resulting from this election was effective on November 28, 2008.
          Increase in Maximum Number. Under the Fletcher Agreement, the aggregate number of shares of common stock issued or issuable to Fletcher upon conversion or redemption of, or as dividends paid on, the Series D Preferred Stock may not exceed a designated maximum number of shares (the “Maximum Number”). The Fletcher Agreement designated 7,669,434 shares as the original Maximum Number. The Fletcher Agreement also provides that the Maximum Number may be increased by Fletcher providing the Company with a 65-day notice of increase, but in no event may the total number of shares of common stock issued or issuable to Fletcher with respect to the Series D Preferred Stock ever exceed 15,724,306 shares. On November 28, 2008, Fletcher delivered a notice to the Company to increase the Maximum Number to 9,669,434 shares, effective on February 1, 2009.
          The new Maximum Number represents approximately 8.85% of the Company’s total outstanding shares of common stock as of December 2, 2008 (calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934). Prior to adjusting the conversion prices for the Series D Preferred Stock to the Minimum Price, the total outstanding shares of Series D Preferred Stock were convertible into 6,489,260 shares of common stock, or approximately 6.12% of the total outstanding shares of common stock as of December 2, 2008 (calculated in accordance with the above Rule).
          As a result of the Company’s election under the Minimum Price Notice and Fletcher’s notice of increase of the Maximum Number of shares:
•	Fletcher is no longer permitted to redeem its shares of Series D Preferred Stock,

•	the Company is required to pay all dividends on the Series D Preferred Stock in cash and not in shares of its common stock, and

•	Fletcher may elect at any time to convert its shares of Series D Preferred Stock into a number of shares of common stock which cannot exceed 7,669,434 shares of common stock currently, and which, beginning on February 1, 2009, cannot exceed 9,669,434 shares of common stock.

          The conversion prices and number of shares of common stock to be acquired upon conversion are also subject to customary anti-dilution adjustments.
          The foregoing summary of the Fletcher Agreement does not purport to be complete, and is qualified in its entirety by reference to the definitive Agreement dated February 15, 2005 that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2005, as amended by the First Amendment to Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2005, both of which are incorporated herein by reference. In addition, the foregoing summary of the terms of the Series D Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to (i) the Certificate of Designation of Series D-1 Cumulative Convertible Preferred Stock of ION Geophysical Corporation filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2005, (ii) the Certificate of Designation of Series D-2 Cumulative Convertible Preferred Stock of ION Geophysical Corporation filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2007 and (iii) the Certificate of Designation of Series D-3 Cumulative Convertible Preferred Stock of ION Geophysical Corporation filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2008, all of which are incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2008	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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